EXHIBIT 5


                        Opinion and Consent of Waring Cox


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                              (Company Letterhead)


                                January 30, 1997

Delta and Pine Land Company
One Cotton Row
Scott, MS  38772

                        Re: 1995 Long-term Incentive Plan

Gentlemen:

         We have acted as counsel to Delta and Pine Land Company, a Delaware Corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's 1995 Long-term Incentive Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

         We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.

         2. The Plan has been duly and validly authorized and adopted, and the 1,440,000 shares of Common Stock of the Company, $.10 par value (the "Shares") that may be issued and sold from time to time upon the exercise of options granted in accordance with the Plan have been duly authorized for issuance and will when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

         We do not purport to cover herein the application of the securities laws of various states to sales of the Shares.

         We hereby consent to the use of the opinion as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                       /s/  Waring Cox, PLC
                                                            Waring Cox, PLC


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